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Exhibit 12

Computation of Ratios of earnings to Fixed Charges
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                                             Twelve months ended October 31,                       Six months ended April 30,
                             ------------------------------------------------------------------- --------------------------------
                                  1998          1999          2000         2001          2002            2002            2003
Earnings:
Income before income taxes      $132,666      $161,678     $232,766      $339,712      $347,318        $152,810         $155,536
Interest expense                  37,522        41,896       46,816        59,038        65,344          30,267           32,596
Rent expense                         293           425          639           852           930             468              545
Amortization                       1,094         1,538          635           897         1,037             519            1,466
                             ------------------------------------------------------------------- --------------------------------
                                $171,575      $205,537     $280,856      $400,499      $414,629        $184,064         $190,143
                             =================================================================== ================================

Fixed charges:
Homebuilding
Interest incurred                $39,801       $52,914      $60,275       $79,245       $90,331         $45,254          $51,035
Rent expense                         293           425          639           852           930             468              545
Amortization                       1,094         1,538          635           897         1,037             519            1,466
                             ------------------------------------------------------------------- --------------------------------
                                 $41,188       $54,877      $61,549       $80,994       $92,298         $46,241          $53,046
                             =================================================================== ================================

Ratio                               4.17          3.75         4.56          4.94          4.49            3.98             3.58


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